QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

REPORT AND CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Members
First Wind Holdings, LLC:

        The audit referred to in our report dated July 29, 2008, except for the first paragraph under the caption "Significant New Accounting Policies" in Note 3 to the consolidated financial statements relating to the retrospective change in accounting for noncontrolling interests which is as of December 22, 2009, included the related financial statement schedule for the year ended December 31, 2007, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        Our audit report on the 2007 consolidated financial statements of First Wind Holdings, LLC and subsidiaries referred to above contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and negative operating cash flows, has an accumulated deficit amounting to $116.4 million as of December 31, 2007, and does not have sufficient resources available to meet its funding needs through January 1, 2009. Those conditions raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements for the year ended December 31, 2007, and the related financial statement schedule included in the registration statement do not include any adjustments that might result from the outcome of this uncertainty.

        We consent to the use of our report dated July 29, 2008, except for the first paragraph under the caption "Significant New Accounting Policies" in Note 3 to the consolidated financial statements relating to the retrospective change in accounting for noncontrolling interests which is as of December 22, 2009, with respect to the consolidated statements of operations, members capital (deficit) and cash flows of First Wind Holdings, LLC and subsidiaries for the year ended December 31, 2007, and our report set forth above on the related financial statement schedule, and to the reference to our firm under the heading "Experts" in the prospectus. Our report on the 2007 consolidated financial statements refers to a change in the accounting for noncontrolling interests.

/s/ KPMG LLP

Boston, Massachusetts
October 26, 2010

QuickLinks

  EXHIBIT 23.2
REPORT AND CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM